Exhibit 23

Consent of Independent Registered Public Accounting Firm

The Plan Administrator

Willow Grove Bank 401(k)/Employee Stock Ownership Plan:

We hereby consent to incorporation by reference in the Registration Statement on Form S-8 (No. 333-87214) of Willow Financial Bancorp, Inc. of our report dated June 26, 2007 relating to the financial statements and schedules of the Willow Grove Bank 401(k)/Employee Stock Ownership Plan included in this Form 11-K for the years ended December 31, 2006 and 2005.

/s/ Beard Miller Company LLP

Beard Miller Company LLP

Paoli, Pennsylvania

June 26, 2007